                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 21, 2000



                            MRV COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


              0-23452                                  06-1340090
     (Commission File Number)             (I.R.S. Employer Identification No.)


       20415 Nordhoff Street
       Chatsworth, California                            91311
(Address of principal executive officers)              (Zip Code)



                                  818 773-0900
               Registrant's telephone number, including area code

                                      N.A.
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On July 21, 2000, registrant completed an acquisition of approximately 99.9% of the outstanding capital stock of Optronics International Corporation, a Republic of China corporation ("OIC"). The purchase price paid to the shareholders of OIC, which was arrived at as the result of arms' length negotiations, consisted of 3,399,975 shares of registrant's common stock and warrants to purchase 800,000 shares of registrant's common stock. The value of registrant's shares and options issued in the transaction was approximately $103.2 million based on the closing price of registrant's common stock at the time the acquisition agreement was entered into among the parties.

Item 5. Other Information

     On July 26, 2000, registrant issued a press release announcing the filing with the Securities and Exchange by its wholly owned subsidiary, Luminent, Inc. of a registration statement on Form S-1. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     On July 27, 2000, registrant issued a press release announcing its financial results at, and for the six months ended, June 30, 2000 and other matters. A copy of that press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

The following financial statements of Optronics International Corporation are filed herewith as part of this report:

Independent Auditors' Report

Balance Sheets at December 31, 1997, 1998 and 1999

Statements of Operations and Comprehensive Income for the years ended December 31, 1997, 1998 and 1999

Statements of Shareholders' Equity for the years ended
         December 31, 1997, 1998 and 1999

Statements of Cash Flows for the years ended December 31, 1997, 1998 and 1999

Notes to Financial Statements

Balance Sheets at December 31, 1999 (audited) and June 30,2000 (unaudited)

Statements of Operations and Comprehensive Income for the six months ended June 30, 1999 and 2000

Statements of Cash Flows for the six months ended
         June 30, 1999 and 2000 (unaudited)

Notes to Financial Statements

     (b) Pro forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2000

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

     (c) Exhibits

2.1(a) Stock Purchase Agreement by and between MRV and the shareholders of Optronics International Corp. ("OIC") dated April 23, 2000 (incorporated by reference to Exhibit 10.19 of the Registration Statement of Luminent, Inc. filed with the Securities and Exchange Commission on July 26, 2000);

2.2(b) Escrow Agreement, dated as of the 23rd day of April 2000, by and among MRV, the selling shareholders of OIC and the law firm of Baker & McKenzie, Taipei Office(incorporated by reference to
         Exhibit 10.19 of the Registration Statement of Luminent, Inc. filed with the Securities and Exchange Commission on July 26,
         2000);

99.1     Press Release of July 26, 2000

99.2     Press Release of July 27, 2000

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Optronics International Corp.

     We have audited the accompanying balance sheets of Optronics International Corp. as of December 31, 1997, 1998 and 1999, and the related statements of operations and comprehensive income, changes in shareholders' equity, and cash flows for the years ended December 31, 1997, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optronics International Corp. at December 31, 1997, 1998 and 1999 and the results of its operations and its cash flows for the years ended December 31, 1997, 1998 and 1999, in conformity with accounting principles generally accepted in the United States of America.




/s/ TN Soong & Co.
TN Soong & Co
A Member Firm of Andersen Worldwide, SC
Taipei, Taiwan, the Republic of China
June 23, 2000

                         OPTRONICS INTERNATIONAL CORP.

                                 BALANCE SHEETS
                        DECEMBER 31, 1997, 1998 AND 1999

                                                                             DECEMBER 31,
                                                                      ---------------------------
                                                            NOTES      1997      1998      1999
                                                          ---------   -------   -------   -------
                                                                       (IN THOUSAND U.S. DOLLARS
                                                                         EXCEPT SHARE AMOUNTS)
ASSETS
CURRENT ASSETS
Cash....................................................     2B       $ 4,734   $ 6,510   $ 1,841
Restricted cash.........................................     2D           742        64       967
Marketable securities...................................   2B, 2E       1,607        --     2,307
Notes and accounts receivable -- net....................  2B, 3, 10       486     2,076       476
Inventories.............................................    2F, 4         248       694     1,046
Prepaid expenses and other current assets...............                   53        39       102
                                                                      -------   -------   -------
Total Current Assets....................................                7,870     9,383     6,739
                                                                      -------   -------   -------
PROPERTIES -- NET.......................................   2G, 2H,      2,741     4,920     5,197
                                                                      -------   -------   -------
                                                            5, 10
OTHER ASSETS
Prepaid long-term investment............................                   --         1        --
Deferred pension cost...................................    2L, 8          33        13        --
Deferred charges -- net of accumulated amortization cost
  of $2 in 1999.........................................     2I            --        --        32
Refundable deposits.....................................                   38        62        41
                                                                      -------   -------   -------
Total Other Assets......................................                   71        76        73
                                                                      -------   -------   -------
TOTAL ASSETS............................................              $10,682   $14,379   $12,009
                                                                      =======   =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes and accounts payable..............................     10       $    97   $   701   $   537
Income tax payable......................................    2M, 9          --        14        62
Current portion of long-term debts......................    6, 12          --        --       253
Accrued expenses and other current liabilities..........                  520     1,809       841
                                                                      -------   -------   -------
Total Current Liabilities...............................                  617     2,524     1,693
LONG-TERM DEBTS -- NET OF CURRENT PORTION...............    6, 12          --       495       253
ACCRUED PENSION COST....................................    2L, 8          34        39        86
                                                                      -------   -------   -------
Total Liabilities.......................................                  651     3,058     2,032
                                                                      -------   -------   -------
SHAREHOLDERS' EQUITY....................................      7
Capital stock, $0.3 par value;
  Authorized -- 25,000 thousand shares in 1997 and
     45,000 thousand shares in 1998 and 1999
  Issued -- 20,000 thousand shares in 1997 and
     35,000 thousand shares in 1998 and 1999............                7,266    11,833    11,833
Advanced capital........................................                4,324        --
Retained earnings:
  Legal reserve.........................................                   --        --        50
  Unappropriated earnings (Deficit).....................                 (499)      365    (1,261)
Cumulative translation adjustment.......................     2O        (1,060)     (877)     (645)
                                                                      -------   -------   -------
Total Shareholders' Equity..............................               10,031    11,321     9,977
                                                                      -------   -------   -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..............              $10,682   $14,379   $12,009
                                                                      =======   =======   =======

    The accompanying notes are an integral part of the financial statements.

                         OPTRONICS INTERNATIONAL CORP.

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                   YEARS ENDED DECEMBER 31,
                                                                 -----------------------------
                                                       NOTES      1997       1998       1999
                                                       ------    -------    -------    -------
                                                                   (IN THOUSAND U.S. DOLLARS
                                                                   EXCEPT PER SHARE AMOUNTS)
SALES................................................            $ 1,280    $ 7,940    $ 4,998
SALES RETURNS AND ALLOWANCES.........................                 (2)      (318)      (191)
                                                                 -------    -------    -------
NET SALES............................................  2J, 10      1,278      7,622      4,807
COST OF SALES........................................  2J, 10      1,164      4,336      4,388
                                                                 -------    -------    -------
GROSS PROFIT.........................................                114      3,286        419
                                                                 -------    -------    -------
OPERATING EXPENSES
Research and development.............................      2K        888      2,086      1,453
General and administrative...........................                187        646        453
Marketing............................................                169        638        318
                                                                 -------    -------    -------
          Total Operating Expenses...................              1,244      3,370      2,224
                                                                 -------    -------    -------
LOSS FROM OPERATIONS.................................             (1,130)       (84)    (1,805)
                                                                 -------    -------    -------
NON-OPERATING INCOME
Interest revenue.....................................                 67        236        206
Subsidy..............................................                492        704        339
Gain on sale of marketable securities................      2E        177        132         48
Unrealized holdings gains on marketable securities...                 13         --         --
Foreign exchange gain................................      2N         10         --         --
Gain on disposal of properties.......................      10         --         --          4
Other................................................                 --          1         39
                                                                 -------    -------    -------
          Total Non-Operating Income.................                759      1,073        636
                                                                 -------    -------    -------
NON-OPERATING EXPENSE
Foreign exchange loss................................      2N         --         15         49
Loss on decline in value and obsolescence of
  Inventory..........................................                 --         46        293
Loss on physical inventory...........................                 --         --          3
Loss on disposal of properties.......................                 --         27         --
                                                                 -------    -------    -------
          Total Non-Operating Expense................                 --         88        345
                                                                 -------    -------    -------
INCOME (LOSS) BEFORE INCOME TAX......................               (371)       901     (1,514)
INCOME TAX EXPENSE...................................   2M, 9         --        (37)       (62)
                                                                 -------    -------    -------
NET INCOME (LOSS)....................................            $  (371)   $   864    $(1,576)
                                                                 =======    =======    =======
OTHER COMPREHENSIVE INCOME
Translation adjustments..............................      2O     (1,060)       183        232
                                                                 -------    -------    -------
COMPREHENSIVE INCOME (LOSS)..........................            $(1,431)   $ 1,047    $(1,344)
                                                                 =======    =======    =======
EARNINGS (LOSS) PER SHARE -- Based on                      2Q
Weighted average outstanding common stock
  18,085 thousand shares in 1997,
  33,125 thousand shares in 1998 and
  35,000 thousand shares 1999........................            $ (0.02)   $  0.03    $ (0.05)
                                                                 =======    =======    =======

    The accompanying notes are an integral part of the financial statements.

                         OPTRONICS INTERNATIONAL CORP.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                     RETAINED EARNINGS (NOTE 7)
                                                                 ----------------------------------   CUMULATIVE
                               CAPITAL STOCK ISSUED                        UNAPPROPRIATED             TRANSLATION       TOTAL
                               --------------------   ADVANCED    LEGAL       EARNINGS                ADJUSTMENT    SHAREHOLDERS'
                                 SHARES     AMOUNT    CAPITAL    RESERVE     (DEFICIT)       TOTAL     (NOTE 20)       EQUITY
                               ----------   -------   --------   -------   --------------   -------   -----------   -------------
                               (THOUSAND)                                (IN THOUSAND U.S. DOLLARS)
BALANCE, JANUARY 1, 1997.....    14,000     $ 5,093   $    --      $--        $  (128)      $  (128)    $    --        $ 4,965
Issuance of capital stock for
  cash.......................     6,000       2,173        --       --             --            --          --          2,173
Advanced capital.............        --          --     4,324       --             --            --          --          4,324
Net loss for 1997............        --          --        --       --           (371)         (371)         --           (371)
Translation adjustments......        --          --        --       --             --            --      (1,060)        (1,060)
                                 ------     -------   -------      ---        -------       -------     -------        -------
BALANCE, DECEMBER 31, 1997...    20,000       7,266     4,324       --           (499)         (499)     (1,060)        10,031
Issuance of capital stock for
  cash.......................    15,000       4,567    (4,324)      --             --            --          --            243
Net income for 1998..........        --          --        --       --            864           864          --            864
Translation adjustments......        --          --        --       --             --            --         183            183
                                 ------     -------   -------      ---        -------       -------     -------        -------
BALANCE, DECEMBER 31, 1998...    35,000      11,833        --       --            365           365        (877)        11,321
Appropriations of 1998
  earnings:
  Legal reserve..............        --          --        --       50            (50)           --          --             --
Net loss for 1999............        --          --        --       --         (1,576)       (1,576)         --         (1,576)
Translation adjustments......        --          --        --       --             --            --         232            232
                                 ------     -------   -------      ---        -------       -------     -------        -------
BALANCE, DECEMBER 31, 1999...    35,000     $11,833   $    --      $50        $(1,261)      $(1,211)    $  (645)       $ 9,977
                                 ======     =======   =======      ===        =======       =======     =======        =======

    The accompanying notes are an integral part of the financial statements.

                         OPTRONICS INTERNATIONAL CORP.

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1998       1999
                                                              -------    -------    -------
                                                               (IN THOUSAND U.S. DOLLARS)
OPERATING ACTIVITIES
Net income (loss)...........................................  $  (371)   $   864    $(1,576)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.............................      190        480        647
  Loss (gain) on disposal of properties.....................       --         27         (4)
  Accrued pension cost......................................        1         25         60
  Unrealized holding gains on marketable securities.........      (13)        --         --
  Gain on sale of marketable securities.....................     (177)      (132)       (48)
  Transfer of properties to expense.........................       10         --         --
  Changes in operating assets and liabilities
     Notes and accounts receivable..........................     (486)    (1,590)     1,600
     Inventories............................................     (248)      (446)      (352)
     Prepaid expenses and other current assets..............      (39)        14        (63)
     Notes and accounts payable.............................       97        604       (164)
     Income tax payable.....................................       --         14         48
     Accrued expenses and other current liabilities.........      179      1,289       (968)
                                                              -------    -------    -------
Net Cash Provided by (Used in) Operating Activities.........     (857)     1,149       (820)
                                                              -------    -------    -------
INVESTING ACTIVITIES
Acquisitions of Properties..................................   (2,550)    (2,575)      (834)
Decrease (increase) in restricted cash......................     (742)       678       (903)
Proceeds from disposals of properties.......................        2         --         39
Decrease (increase) in marketable securities................    2,680      1,739     (2,259)
Decrease (increase) in prepaid long-term investments........       --         (1)         1
Increase in deferred charges................................       --                   (33)
Decrease (increase) in refundable deposits..................       (9)       (24)        21
                                                              -------    -------    -------
Net Cash Used in Investing Activities.......................     (619)      (183)    (3,968)
                                                              -------    -------    -------
FINANCING ACTIVITIES
Proceeds from
  Issuance of capital stock.................................    6,497        243         --
  Long-term debts...........................................       --        495         --
                                                              -------    -------    -------
Net Cash Provided by Financing Activities...................    6,497        738         --
                                                              -------    -------    -------
EFFECTS OF CHANGES IN FOREIGN EXCHANGE RATE.................     (658)        72        119
                                                              -------    -------    -------
NET INCREASE (DECREASE) IN CASH.............................    4,363      1,776     (4,669)
CASH AT BEGINNING OF YEAR...................................      371      4,734      6,510
                                                              -------    -------    -------
CASH AT END OF YEAR.........................................  $ 4,734    $ 6,510    $ 1,841
                                                              =======    =======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income tax....................................  $    --    $    24    $    15
                                                              =======    =======    =======

    The accompanying notes are an integral part of the financial statements.

                         OPTRONICS INTERNATIONAL CORP.

                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSAND U.S. DOLLARS, EXCEPT SHARE AMOUNTS)

1. GENERAL

  Business

     Optronics International Corp. (the "Company") was incorporated under the Company Law of the Republic of China on November 21, 1996 and started its operations in February 1997. The Company is primarily engaged in research, development, production, manufacture and sale of visible laser diode and module, communication laser diode and module and high power laser diode and module.

2. ACCOUNTING POLICIES

  A. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  B. Concentration of Credit Risk

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, marketable securities and accounts receivable. Cash and marketable securities are deposited or placed with high credit quality financial institutions. The Company is exposed to credit risk in the event of default by these institutions to the extent of the amount recorded on the balance sheet. As far as the accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and the Company maintains an allowance for doubtful accounts receivable based upon review of the expected collectibility of individual accounts receivable.

  C. Fair Value of Financial Instruments

     The Company's financial instruments, including cash, restricted cash, marketable securities, notes and accounts receivable, refundable deposits, and notes and accounts payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

     Fair value of long-term debts is estimated based on current interest rates available to the Company with similar terms, degrees of risks and remaining maturities. The carrying values of long-term debts approximate their respective fair value.

  D. Restricted Cash

     Restricted cash is composed of time deposits that the Company maintains as collateral for obtaining letters of credits.

  E. Marketable Securities

     Marketable securities are open-end bond funds that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

     The costs of investment sold are determined by the weighted average method.

                         OPTRONICS INTERNATIONAL CORP.

  F. Inventories

     Inventories are stated at cost using the weighted average method and are valued at the lower of cost or market value at balance sheet date. The market value of raw materials is determined based on current replacement cost, while work-in-process and finished goods are determined by net realizable value.

  G. Properties

     Properties are stated at cost less accumulated depreciation. Major additions, renewals and betterment are capitalized, while maintenance and repairs are expensed currently.

     Depreciation is provided on the straight-line method over the estimated useful lives that range as follows: machinery and equipment -- 3 to 8 years; computer equipment -- 3 years; office equipment -- 5 years; leasehold improvements -- 5 years; transportation equipment -- 5 years; other equipment -- 5 to 20 years.

     Upon sale or disposal of properties, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or charged to income.

  H. Asset Impairment

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", ("SFAS No. 121") requires recognition of impairment of long-lived assets in the event the net book value of these assets exceeds the future undiscounted cash flows attributable in use to these assets. SFAS No. 121 has not had an impact on the financial statements of the Company.

  I. Deferred Charges

     Deferred charges are stated at cost and amortized on straight-line basis over the following years: tools -- 3 years.

  J. Recognition of Revenue, Cost and Expenses

     Product sales are recognized upon the transfer of title and risk of ownership to customers, which occurs on product shipment. Cost charged against revenue and expenses are recognized as incurred.

  K. Research and Development

     Research and development costs consist of expenditures incurred during the course of planned search and investigation aimed at the discovery of new knowledge that will be useful in developing new products or processes, or at significantly enhancing existing products or production processes. And the implementation of such is through design, testing of product alternatives or construction of prototypes. The Company expenses all research and development costs as they are incurred.

  L. Pension Costs

     The Company has non-contributory and funded defined benefit retirement plans covering all its regular employees. The contribution to an independent fund is deposited with the Central Trust of China, as the custodian. Net pension cost, with includes service cost, interest cost, expected return on plan assets and amortization of net asset or obligation at transition, is recognized based on an actuarial valuation.

                         OPTRONICS INTERNATIONAL CORP.

  M. Income Tax

     The Company adopted the provisions of SFAS No. 109 "Accounting for Income Tax"; the provision for income tax represents income tax paid and payable for the current year plus the changes in the deferred income tax assets and liabilities during the years. Deferred income taxes are recognized for the tax effects of temporary differences, unused tax credit and operating loss carryforwards. Valuation allowance is provided for deferred tax assets that are not certain to be realized. A deferred tax asset or liability should, according to the classification of its related asset or liability, be classified as current or noncurrent. However, if a deferred asset or liability cannot be identified to an asset or a liability in the financial statements, then it should be classified as current or noncurrent based on the expected reversal date of temporary difference.

  N. Foreign-currency Transactions

     The functional currency of the Company is New Taiwan dollars. The foreign-currency transactions of the Company are recorded using their respective functional currencies at the rates of exchange in effect when the transactions occur. Gains or losses, resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables and payables are settled, are credited or charged to income in the year of conversion or settlement. At the balance sheet dates, the balances of foreign-currency assets and liabilities are restated into the respective functional currencies based on prevailing exchange rates and any resulting gains or losses are credited or charged to income.

  O. Translation of Foreign-currency Financial Statements

     The financial statements are translated into U.S. dollars at the following exchange rates:

     assets and liabilities -- current rate; income and expenses -- weighted average rate during the year. The resulting translation adjustment is recorded as separate component of shareholders' equity.

  P. Comprehensive Income

     The Company adopted the provisions of SFAS No. 130 "Reporting Comprehensive Income"; SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. To date, the Company has only translation adjustments that are required to be reported in comprehensive income.

  Q. Earnings (Loss) Per Share

     SFAS No. 128 "Earnings Per Share", establishes standards for computing and presenting earnings per share. Basic earnings per share is calculated using the average shares of common share outstanding. Diluted earnings per share is calculated using the weighted average number of common and dilutive common equivalent shares outstanding during the period, using either as if converted method for convertible preferred share or the treasury stock method for options and warrants. Since the Company's capital structure is simple, therefore, its basic earnings per share is the same as diluted earnings per share.

                         OPTRONICS INTERNATIONAL CORP.

3. NOTES AND ACCOUNTS RECEIVABLE -- NET

                                                                    DECEMBER 31,
                                                              -------------------------
                                                              1997      1998      1999
                                                              -----    -------    -----
Receivable from related parties (Note 10)...................  $  --    $    13    $  46
Notes receivable............................................    207      1,676       46
Accounts receivable -- third parties........................    397        915      861
                                                              -----    -------    -----
                                                                604      2,604      953
Allowance for doubtful accounts.............................   (118)      (528)    (477)
                                                              -----    -------    -----
                                                              $ 486    $ 2,076    $ 476
                                                              =====    =======    =====

4. INVENTORIES

                                                                   DECEMBER 31,
                                                              ----------------------
                                                              1997    1998     1999
                                                              ----    ----    ------
Finished goods..............................................  $ 34    $246    $  233
Work in process.............................................   152     297       320
Raw materials...............................................    62     151       493
                                                              ----    ----    ------
                                                              $248    $694    $1,046
                                                              ====    ====    ======

5. PROPERTIES -- NET

                                                                     DECEMBER 31,
                                                              --------------------------
                                                               1997      1998      1999
                                                              ------    ------    ------
Cost
  Machinery and equipment...................................  $2,042    $4,090    $5,018
  Computer equipment........................................      41        47        60
  Office equipment..........................................      27        33        36
  Leasehold improvements....................................     100        71        81
  Transportation equipment..................................      41        56        58
  Other equipment...........................................      24     1,167     1,230
  Prepayments...............................................     632       106        33
                                                              ------    ------    ------
                                                               2,907     5,570     6,516
                                                              ------    ------    ------
Accumulated depreciation
  Machinery and equipment...................................     137       558     1,076
  Computer equipment........................................       7        19        32
  Office equipment..........................................       2         8        13
  Leasehold improvements....................................      15        16        29
  Transportation equipment..................................       4        12        21
  Other equipment...........................................       1        37       148
                                                              ------    ------    ------
                                                                 166       650     1,319
                                                              ------    ------    ------
                                                              $2,741    $4,920    $5,197
                                                              ======    ======    ======

                         OPTRONICS INTERNATIONAL CORP.

6. LONG-TERM DEBTS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                              1997    1998    1999
                                                              ----    ----    -----
Industrial Bureau -- Innovation Products Matching Fund to be
  repaid in installment with final payment due in October
  2001 (Note 12)............................................  $ --    $495    $ 506
Current portion.............................................    --      --     (253)
                                                              ----    ----    -----
                                                              $ --    $495    $ 253
                                                              ====    ====    =====

     As of December 31, 1999, long-term debts mature as follows:

                                                          DECEMBER 31,
                                                              1999
                                                          ------------
During the year 2000....................................      $253
During the year 2001....................................       253

7. SHAREHOLDERS' EQUITY

     The Company's Articles of Incorporation provide that the following shall be appropriated from the annual net income after deducting any previously accumulated deficit and 10% legal reserve:

        (a) 5% - 10% special bonus to employees;

        (b) 1% - 3% compensation to directors and supervisors; and

        (c) Special retained earnings reserve and unappropriated earnings can be set aside when necessary, and the remaining amount shall be appropriated as common shareholders' bonus.

     The appropriations and the disposition of the remaining net income shall be resolved by the shareholders in the following year and given effect to in the financial statements of that year.

     The aforementioned appropriation for legal reserve shall be made until the reserve equals the Company's capital. Such reserve can only be used to offset a deficit; or, when it has reached 50% of the paid-in capital, up to 50% thereof can be transferred to capital.

8. PENSION PLAN

     The Company has a defined benefit pension plan for all regular employees, which provides benefits based on length of service and average monthly salary for the last six months prior to retirement.

     The Company makes monthly contributions, equal to 2% of salaries and wages, to a pension fund which is administered by a pension fund monitoring committee and deposited in the committee's name in the Central Trust of China which acts as trustee.

                         OPTRONICS INTERNATIONAL CORP.

     Certain pension information are summarized as follows:

          The components of net periodic benefit costs are as follows:

        a. Net periodic pension cost

                                                                1997    1998    1999
                                                                ----    ----    ----
               Service cost.................................    $ 51    $ 47    $ 87
               Interest cost................................      --       4      10
               Projected return on plan assets..............      --      (1)     (3)
               Amortization of transition obligation........      --       4       4
               Amortization of unrecognized loss............      --      --       1
                                                                ----    ----    ----
               Net periodic benefit cost....................    $ 51    $ 54    $ 99
                                                                ====    ====    ====

          The change in benefit obligation and plan assets and reconciliation of fund status are as follows:

        b. Change in benefit obligation:

                                                              1997    1998    1999
                                                              ----    ----    ----
               Projected benefit obligation at beginning of
                 year:......................................  $ --    $ 68    $148
               For the years:
                Service cost................................    51      47      87
                Interest cost...............................    --       4      10
                Actuarial loss (gain).......................    26      26      (6)
                Amortization................................    --      --       1
               Foreign currency exchanges...................    (9)      3       6
                                                              ----    ----    ----
               Projected benefit obligation at end of
                 year.......................................  $ 68    $148    $246
                                                              ====    ====    ====

        c. Change in plan assets:

                                                              1997    1998    1999
                                                              ----    ----    ----
               Fair value of plan assets at beginning of
                 year.......................................  $ --    $ 12    $ 43
               Contributions................................    12      30      41
               Interest income..............................    --       1       3
                                                              ----    ----    ----
               Fair value of plan assets at end of year.....  $ 12    $ 43    $ 87
                                                              ====    ====    ====

        d. Reconciliation of fund status

                                                               1997      1998      1999
                                                               ----      ----      ----
               Funded status................................   $ 57      $105      $156
               Unrecognized transition obligation...........    (56)      (53)      (50)
               Unrecognized actuarial loss..................     --       (26)      (20)
               Additional liability.........................     33        13        --
                                                               ----      ----      ----
               Net amount of accrued pension cost shown in
                 the balance sheets.........................   $ 34      $ 39      $ 86
                                                               ====      ====      ====

                         OPTRONICS INTERNATIONAL CORP.

        e. Actuarial assumptions

                                                               1997      1998      1999
                                                               ----      ----      ----
               Discount rate used in determining present
                 values.....................................   6.75%     6.50%     6.00%
               Rate of long-term rate of return on plan
                 assets.....................................   6.50%     6.25%     6.00%
               Rate of compensation increase................   6.00%     6.00%     6.00%

9. INCOME TAX

     A. Income tax benefit and income tax payable:

                                                                     DECEMBER 31,
                                                              --------------------------
                                                               1997      1998      1999
                                                               ----      ----      ----
          Income tax expense -- current.....................    $--      $126      $--
          Income tax benefit -- deferred....................    --        (82)      --
          Estimated permanent differences...................    --         (7)      --
          Additional 10% income tax on undistributed
            earnings........................................    --         --       60
          Adjustment of prior year's income tax.............    --         --        2
                                                                --       ----      ---
          Income tax expense................................    $--      $ 37      $62
                                                                ==       ====      ===

     B. As of December 31, 1997, 1998 and 1999, deferred income tax assets and liabilities are as follows:

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1997      1998      1999
                                                              ------    ------    -------
          Current:
            Taxable temporary differences...................  $  33     $ 112     $   119
            Investment tax credits..........................     21       156           5
            Operating loss carryforward.....................    109        --         338
                                                              -----     -----     -------
            Total...........................................    163       268         462
            Valuation allowance.............................   (163)     (268)       (462)
                                                              -----     -----     -------
                                                                 --        --          --
                                                              -----     -----     -------
          Noncurrent:
            Taxable temporary differences...................     33        23          31
            Investment tax credits..........................    329        --       1,279
            Operating loss carryforwards....................     --       670          51
                                                              -----     -----     -------
            Total...........................................    362       693       1,361
            Valuation allowance.............................   (362)     (693)     (1,361)
                                                              -----     -----     -------
                                                                 --        --          --
                                                              -----     -----     -------
                                                              $  --     $  --     $    --
                                                              =====     =====     =======

     C. The Company's income tax returns through taxable year ended December 31, 1996 have been examined by the tax authorities.

     D. As of December 31 1999, the Company's unused investment tax credits and the tax effect of loss carryforward amounted to approximately $1,284 and $389, respectively, and are available for future use through 2003 and 2004, respectively.

                         OPTRONICS INTERNATIONAL CORP.

10. RELATED PARTY TRANSACTIONS

     A. Name and Relationship of Related Parties

NAME AND RELATIONSHIP OF RELATED PARTIES         RELATIONSHIP WITH THE COMPANY
----------------------------------------         -----------------------------
                                            Its chairman is the supervisor of the
Wah Lee Industrial Corp. (WAH LEE)......    Company
Delta Electronics Int. Ltd. (DELTA
  LTD.).................................    Same chairman
Delta Electronics Inc. (DELTA INC.).....    Same chairman
Cyntec Co., Ltd. (CYNTEC)                   Same chairman

     B. Significant Related Party Transactions

  For the period

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                 -----------------------------------------------
                                                     1997             1998             1999
                                                 -------------    -------------    -------------
                                                 AMOUNT     %     AMOUNT     %     AMOUNT     %
                                                 ------     -     ------     -     ------     -
     Sales
       DELTA INC. .............................    $--      --     $ 22      --     $148       3
       WAH LEE.................................    --       --      274       4       95       2
                                                   --      ---     ----     ---     ----     ---
                                                   $--      --     $296       4     $243       5
                                                   ==      ===     ====     ===     ====     ===
     Purchases
       CYNTEC..................................    $--      --     $  1      --     $ --      --
       DELTA LTD. .............................    --       --      121       4      265      12
                                                   --      ---     ----     ---     ----     ---
                                                   $--      --     $122       4     $265      12
                                                   ==      ===     ====     ===     ====     ===

  At end of period

                                                                  DECEMBER 31,
                                                 -----------------------------------------------
                                                     1997             1998             1999
                                                 -------------    -------------    -------------
                                                 AMOUNT     %     AMOUNT     %     AMOUNT     %
                                                 ------    ---    ------    ---    ------    ---
     Receivable
       DELTA INC. .............................    $--      --     $ 2       --     $25        5
       WAH LEE.................................    --       --      11        1      21        4
                                                   --      ---     ---      ---     ---      ---
                                                   $--      --     $13        1     $46        9
                                                   ==      ===     ===      ===     ===      ===
     Accounts payable -- DELTA LTD. ...........    $--      --     $65        9     $52       10
                                                   ==      ===     ===      ===     ===      ===

a. Sales to related parties are based on normal selling prices. The collection period is 30-75 days after shipment for related parties and 15-60 days for other companies.

b. The payment terms for purchases from related parties are the same as those from other suppliers.

c. As of December 1999, the Company sold certain machinery and equipment to DELTA INC. for $38 and generated a gain of $4.

                         OPTRONICS INTERNATIONAL CORP.

11. FINANCIAL INSTRUMENTS

     The Company's financial instruments are carried at cost, which approximates their fair value and are listed as follows:

                                       DECEMBER 31, 1997   DECEMBER 31, 1998   DECEMBER 31, 1999
                                       -----------------   -----------------   -----------------
                                       CARRYING    FAIR    CARRYING    FAIR    CARRYING    FAIR
                                         VALE     VALUE      VALE     VALUE      VALE     VALUE
                                       --------   ------   --------   ------   --------   ------
Assets
  Cash...............................   $4,734    $4,734    $6,510    $6,510    $1,841    $1,841
  Restricted cash....................      742       742        64        64       967       967
  Marketable securities..............    1,607     1,607        --        --     2,307     2,307
  Notes and accounts
     receivable -- net...............      486       486     2,076     2,076       476       476
  Prepaid long-term investment.......       --        --         1         1        --        --
  Refundable deposits................       38        38        62        62        41        41
Liabilities
  Notes and accounts payable.........       97        97       701       701       537       537
  Long-term debts (including current
     portion)........................       --        --       495       495       506       506

12. COMMITMENTS AND CONTINGENT LIABILITIES

     In 1997 and 1999, the Company entered into loan agreements with Industrial Development Bureau, Ministry of Economic Affairs and Administration of Hsin-chu Science-based Industrial Park, respectively, for developing new products. Under the agreements, the Company starts to repay the loan by installment after the prototypes are completed for one year. In addition, when the new products begin to sell, the Company shall pay 2% of net sales as feedback fund each quarter for three years, but the total feedback fund should not be more than 30% of the loan.

13. SEGMENT INFORMATION

     The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14 "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers.

     A. Industry: The Company is engaged in a single industry, which is research, development, production, manufacture and sale of visible laser diode and module, communication laser diode and module and high power laser diode and module.

     B. Foreign markets: Export sales were under 10% of total revenues for 1997 and 1998. Sales to Asia and other area in 1999 were $1,865 and $683, respectively.

                         OPTRONICS INTERNATIONAL CORP.

     C.  Major customers

                                                            YEARS ENDED DECEMBER 31,
                                                 -----------------------------------------------
                                                     1997             1998             1999
                                                 -------------    -------------    -------------
        CUSTOMERS                                AMOUNT     %     AMOUNT     %     AMOUNT     %
        ---------                                ------    ---    ------    ---    ------    ---
           A...................................   $484      27    $   --     --      $--      --
           B...................................    276      16        --     --      --       --
           C...................................     --      --     1,212     15      --       --

     D. Geographic information. The Company's operations are entirely in the Republic of China.

                         OPTRONICS INTERNATIONAL CORP.

                                 BALANCE SHEETS
           DECEMBER 31, 1999 (AUDITED) AND JUNE 30, 2000 (UNAUDITED)

                                                                         DECEMBER 31,     JUNE 30,
                                                            NOTES            1999           2000
                                                         ------------    -------------    ---------
                                                                         (IN THOUSAND U.S. DOLLARS
                                                                           EXCEPT SHARE AMOUNTS)
ASSETS
CURRENT ASSETS
Cash...................................................       2B            $ 1,841        $ 2,058
Restricted cash........................................       2D                967          1,163
Marketable securities..................................     2B, 2E            2,307             --
Notes and accounts receivable -- net...................    2B, 3, 9             476          1,330
Inventories............................................     2F, 4             1,046          1,740
Prepaid expenses and other current assets..............                         102            126
                                                                            -------        -------
Total Current Assets...................................                       6,739          6,417
                                                                            -------        -------
PROPERTIES -- NET......................................  2G, 2H, 5, 9         5,197          5,618
                                                                            -------        -------
OTHER ASSETS
Prepaid long-term investment...........................                          --             --
Deferred pension cost..................................       2L                 --             --
Deferred charges -- net of accumulated amortization
  cost of $2 as of December 31, 1999 and $13 as of June
  30, 2000.............................................       2I                 32            108
Refundable deposits....................................                          41             51
                                                                            -------        -------
Total Other Assets.....................................                          73            159
                                                                            -------        -------
TOTAL ASSETS...........................................                     $12,009        $12,194
                                                                            =======        =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes and accounts payable.............................       9             $   537        $ 1,306
Income tax payable.....................................     2M, 8                62             --
Current portion of long-term debts.....................     6, 11               253            259
Accrued expenses and other current liabilities.........                         841            753
                                                                            -------        -------
Total Current Liabilities..............................                       1,693          2,318
LONG-TERM DEBTS -- NET OF CURRENT PORTION..............     6, 11               253            129
ACCRUED PENSION COST...................................       2L                 86            141
                                                                            -------        -------
Total Liabilities......................................                       2,032          2,588
                                                                            -------        -------
SHAREHOLDERS' EQUITY...................................       7
Capital stock -- $0.3 par value;
  Authorized -- 45,000 thousand shares.................
  Issued -- 35,000 thousand shares.....................                      11,833         11,833
Retained earnings:
  Legal reserve........................................                          50             50
  Unappropriated earnings (deficit)....................                      (1,261)        (1,843)
Cumulative translation adjustment......................     2O, 2P             (645)          (434)
                                                                            -------        -------
Total Shareholders' Equity.............................                       9,977          9,606
                                                                            -------        -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............                     $12,009        $12,194
                                                                            =======        =======

    The accompanying notes are an integral part of the financial statements.

                         OPTRONICS INTERNATIONAL CORP.

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                       -------------------
                                                              NOTES      1999       2000
                                                              -----    --------    -------
                                                                           (UNAUDITED)
                                                                        (IN THOUSAND U.S.
                                                                         DOLLARS EXCEPT
                                                                       PER SHARE AMOUNTS)
NET SALES...................................................  2J, 9    $ 2,968     $3,207
COST OF SALES...............................................    9        2,117      2,917
                                                                       -------     ------
GROSS PROFIT................................................               851        290
                                                                       -------     ------
OPERATING EXPENSES
Research and development....................................   2K          901        599
General and administrative..................................               217        354
Marketing...................................................               261        143
                                                                       -------     ------
Total Operating Expenses....................................             1,379      1,096
                                                                       -------     ------
LOSS FROM OPERATIONS........................................              (528)      (806)
                                                                       -------     ------
NON-OPERATING INCOME (EXPENSE)
Interest revenue............................................               130         38
Subsidy.....................................................               235        174
Gain on sale of marketable securities.......................   2E           --         22
Unrealized holding gains on marketable securities...........                --         --
Foreign exchange gain loss..................................   2N           10        (10)
Gain on disposal of properties..............................    9            4         --
                                                                       -------     ------
Total Non-Operating Income..................................               379        224
                                                                       -------     ------
LOSS BEFORE INCOME TAX......................................              (149)      (582)
INCOME TAX EXPENSE..........................................  2M, 8          2         --
                                                                       -------     ------
NET LOSS....................................................           $  (151)    $ (582)
                                                                       =======     ======
OTHER COMPREHENSIVE INCOME
Translation adjustments.....................................   2O          (97)       211
                                                                       -------     ------
COMPREHENSIVE LOSS..........................................           $  (248)    $ (371)
                                                                       =======     ======
LOSS PER SHARE -- Based on weighted average outstanding
  common stock 35,000 thousand shares.......................   2Q      $(0.004)    $(0.02)
                                                                       =======     ======

    The accompanying notes are an integral part of the financial statements.

                         OPTRONICS INTERNATIONAL CORP.

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,
                                                              ------------------
                                                               1999       2000
                                                              -------    -------
                                                                 (UNAUDITED)
                                                              (IN THOUSAND U.S.
                                                                   DOLLARS)
OPERATING ACTIVITIES
Net loss....................................................  $  (151)   $  (582)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Depreciation and amortization.............................      314        405
  Gain on disposal of properties............................       (4)        --
  Accrued pension cost......................................       44         55
  Gain on sale of marketable securities.....................       --        (22)
  Changes in operating assets and liabilities
     Notes and accounts receivable..........................    1,564       (854)
     Inventories............................................     (463)      (694)
     Prepaid expenses and other current assets..............     (281)       (24)
     Notes and accounts payable.............................       99        769
     Income tax payable                                           (14)       (62)
     Accrued expenses and other current liabilities.........   (1,021)       (88)
                                                              -------    -------
Net Cash Provided by (Used in) Operating Activities.........       87     (1,097)
                                                              -------    -------
INVESTING ACTIVITIES
Acquisitions of properties..................................     (450)      (709)
Increase in restricted cash.................................     (887)      (196)
Proceeds from disposal of properties........................       38         --
Decrease (increase) in marketable securities................     (400)     2,329
Increase in deferred charges................................       (2)       (86)
Decrease (increase) in refundable deposits..................       23        (10)
                                                              -------    -------
Net Cash Provided by (Used in) Investing Activities.........   (1,678)     1,328
                                                              -------    -------
FINANCING ACTIVITY
Payment of long-term debts..................................       --       (124)
                                                              -------    -------
EFFECTS OF CHANGES IN FOREIGN EXCHANGE RATE.................      (60)       110
                                                              -------    -------
NET INCREASE (DECREASE) IN CASH.............................   (1,651)       217
CASH AT BEGINNING OF PERIOD.................................    6,510      1,841
                                                              -------    -------
CASH AT END OF PERIOD.......................................  $ 4,859    $ 2,058
                                                              =======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income tax....................................  $    15    $    62
                                                              =======    =======

    The accompanying notes are an integral part of the financial statements.

                         OPTRONICS INTERNATIONAL CORP.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (IN THOUSAND U.S. DOLLARS, EXCEPT SHARE AMOUNTS)
1. GENERAL

  Business

     Optronics International Corp. (the "Company") was incorporated under the Company Law of the Republic of China on November 21, 1996 and started its operations in February 1997. The Company is primarily engaged in research, development, production, manufacture and sale of visible laser diode and module, communication laser diode and module and high power laser diode and module.

2. ACCOUNTING POLICIES

  A. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  B. Concentration of Credit Risk

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, marketable securities and accounts receivable. Cash and marketable securities are deposited or placed with high credit quality financial institutions to the extent of the amount recorded on the balance sheet. As far as the accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and the Company maintains an allowance for doubtful accounts receivable based upon review of the expected collectibility of individual accounts receivable.

  E. Fair Value of Financial Instruments

     The Company's financial instruments, including cash, restricted cash, marketable securities, notes and accounts receivable, refundable deposits, and notes and accounts payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

     Fair value of long-term debts is estimated based on current interest rates available to the Company with similar terms, degrees of risks and remaining maturities. The carrying values of long-term debts approximate their respective fair value.

  F. Restricted Cash

     Restricted cash is composed of time deposits that the Company maintains as collateral for obtaining letters of credits.

  E. Marketable Securities

     Marketable securities are open-end bond funds that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

     The costs of investment sold are determined by the weighted average method.

                         OPTRONICS INTERNATIONAL CORP.

  F. Inventories

     Inventories are stated at cost using the weighted average method and are valued at the lower of cost or market value at balance sheet date. The market value of raw materials is determined based on current replacement cost, while work-in-process and finished goods are determined by net realizable value.

  G. Properties

     Properties are stated at cost less accumulated depreciation. Major additions, renewals and betterment are capitalized, while maintenance and repairs are expensed currently.

     Depreciation is provided on the straight-line method over the estimated useful lives that range as follows: machinery and equipment -- 3 to 8 years; computer equipment -- 3 years; office equipment -- 5 years; leasehold improvements -- 5 years; transportation equipment -- 5 years; other equipment -- 5 to 20 years.

     Upon sale or disposal of properties, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or charged to income.

  H. Asset Impairment

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", ("SFAS No. 121") requires recognition of impairment of long-lived assets in the event the net book value of these assets exceeds the future undiscounted cash flows attributable in use to these assets. SFAS No. 121 has not had an impact on the financial statements of the Company.

  I. Deferred Charges

     Deferred charges are stated at cost and amortized on straight-line basis over the following years: tools -- 3 years.

  J. Recognition of Revenue, Cost and Expenses

     Product sales are recognized upon the transfer of title and risk of ownership to customers, which occurs upon shipment of the product. Cost charged against revenue and expenses are recognized as incurred.

  K. Research and Development

     Research and development costs consist of expenditures incurred during the course of planned search and investigation aimed at the discovery of new knowledge that will be useful in developing new products or processes, or at significantly enhancing existing products or production processes. And the implementation of such is through design, testing of product alternatives or construction of prototypes. The Company expenses all research and development costs as they are incurred.

  L. Pension Costs

     The Company has non-contributory and funded defined benefit retirement plans covering all its regular employees. The contribution to an independent fund is deposited with the Central Trust of China, as the custodian. Net pension cost, with includes service cost, interest cost, expected return on plan assets and amortization of net asset or obligation at transition, is recognized based on an actuarial valuation.

                         OPTRONICS INTERNATIONAL CORP.

     The Company has a defined benefit pension plan for all regular employees, which provides benefits base on length of service and average monthly salary for the last six month prior to retirement.

     The Company makes monthly contributions, equal to 2% of salaries and wages, to a pension fund which is administered by a pension fund monitoring committee and deposited as the committee's name in the Central Trust of China which acts as trustee.

  M. Income Tax

     The Company adopted the provisions of SFAS No. 109 "Accounting for Income Tax"; the provision for income tax represents income tax paid and payable for the current year plus the changes in the deferred income tax assets and liabilities during the years. Deferred income taxes are recognized for the tax effects of temporary differences, unused tax credit and operating loss carryforwards. Valuation allowance is provided for deferred tax assets that are not certain to be realized. A deferred tax asset or liability should, according to the classification of its related asset or liability, be classified as current or noncurrent. However, if a deferred asset or liability cannot be identified to an asset or a liability in the financial statements, then it should be classified as current or noncurrent based on the expected reversal date of temporary difference.

  N. Foreign-currency Transactions

     The functional currency of the Company is New Taiwan dollars. The foreign-currency transactions of the Company are recorded using their respective functional currencies at the rates of exchange in effect when the transactions occur. Gains or losses, resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables and payables are settled, are credited or charged to income in the year of conversion or settlement. At the balance sheet dates, the balances of foreign-currency assets and liabilities are restated into the respective functional currencies based on prevailing exchange rates and any resulting gains or losses are credited or charged to income.

  O. Translation of Foreign-currency Financial Statements

     The financial statements are translated into U.S. dollars at the following exchange rates: assets and liabilities -- current rate; income and expenses -- weighted average rate during the year. The resulting translation adjustment is recorded as separate component of shareholders' equity.

  Q. Comprehensive Income

     The Company adopted the provisions of SFAS No. 130 "Reporting Comprehensive Income"; SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. To date, the Company has only translation adjustment that are required to be reported in comprehensive income.

  R. Earnings (Loss) Per Share

     SFAS No. 128 "Earnings Per Share", establishes standards for computing and presenting earnings per share. Basic earnings per share is calculated using the average shares of common share outstanding. Diluted earnings per share is calculated using the weighted average number of common and dilutive common equivalent shares outstanding during the period, using either as if converted method for convertible preferred share or the treasury stock method for options and warrants. Since the Company's capital structure is simple, therefore, its basic earnings per share is the same as diluted earnings per share.

                         OPTRONICS INTERNATIONAL CORP.

3. NOTES AND ACCOUNTS RECEIVABLE -- NET

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
Receivable from related parties (Note 9)....................     $  46         $  331
Notes receivable............................................        46             12
Accounts receivable -- third parties........................       861          1,474
                                                                 -----         ------
                                                                   953          1,817
Allowance for doubtful accounts.............................      (477)          (487)
                                                                 -----         ------
                                                                 $ 476         $1,330
                                                                 =====         ======

4. INVENTORIES

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
Finished goods..............................................     $  233        $  323
Work in process.............................................        320           626
Raw materials...............................................        493           791
                                                                 ------        ------
                                                                 $1,046        $1,740
                                                                 ======        ======

5. PROPERTIES -- NET

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
Cost
  Machinery and equipment...................................     $5,018        $5,381
  Computer equipment........................................         60            85
  Office equipment..........................................         36            69
  Leasehold improvements....................................         81           176
  Transportation equipment..................................         58            59
  Other equipment...........................................      1,230         1,291
  Prepayments...............................................         33           292
                                                                 ------        ------
                                                                  6,516         7,353
                                                                 ------        ------
Accumulated depreciation
  Machinery and equipment...................................     $1,076        $1,407
  Computer equipment........................................         32            42
  Office equipment..........................................         13            18
  Leasehold improvements....................................         29            32
  Transportation equipment..................................         21            27
  Other equipment...........................................        148           209
                                                                 ------        ------
                                                                  1,319         1,735
                                                                 ------        ------
                                                                 $5,197        $5,618
                                                                 ======        ======

                         OPTRONICS INTERNATIONAL CORP.

6. LONG-TERM DEBTS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
Industrial Bureau -- Innovation Products Matching Fund to be
  repaid in installment with final payment due in October
  2001 (Note 12)............................................     $ 506         $ 388
Current portion.............................................      (253)         (259)
                                                                 -----         -----
                                                                 $ 253         $ 129
                                                                 =====         =====

     As of June 30, 2000, long-term debts mature as follows:

                                                              JUNE 30,
                                                                2000
                                                              --------
During the year 2000......................................      $259
During the year 2001......................................       129

7. SHAREHOLDERS' EQUITY

     The Company's Articles of Incorporation provide that the following shall be appropriated from the annual net income after deducting any previously accumulated deficit and 10% legal reserve:

         (d) 5% - 10% special bonus to employees;

         (e)  1% - 3% compensation to directors and supervisors; and

         (f) Special retained earnings reserve and unappropriated earnings can be set aside when necessary, and the remaining amount shall be appropriated as common shareholders' bonus.

     The appropriations and the disposition of the remaining net income shall be resolved by the shareholders in the following year and given effect to in the financial statements of that year.

     The aforementioned appropriation for legal reserve shall be made until the reserve equals the Company's capital. Such reserve can only be used to offset a deficit; or, when it has reached 50% of the paid-in capital, up to 50% thereof can be transferred to capital.

8. INCOME TAX

     A. Income tax benefit: The Company expects no income tax benefits and income tax payable for the six months ended June 30, 2000. Income tax expense of $2 for the six months ended June 30, 1999 represents the prior year's income tax adjustment.

                         OPTRONICS INTERNATIONAL CORP.

     B. As of December 31, 1999 and June 30, 2000, deferred income tax assets and liabilities are as follows:

                                                                      DECEMBER 31,    JUNE 30,
                                                                          1999          2000
                                                                      ------------    --------
        Current:
          Taxable temporary differences.............................    $   119       $   105
          Investment tax credits....................................          5            --
          Operating loss carryforwards..............................        338           284
                                                                        -------       -------
          Total.....................................................        462           389
          Valuation allowance.......................................       (462)         (389)
                                                                        -------       -------
                                                                             --            --
                                                                        -------       -------
        Noncurrent:
          Taxable temporary differences.............................         31             5
          Investment tax credits....................................      1,279         1,214
          Operating loss carryforwards..............................         51            59
                                                                        -------       -------
          Total.....................................................      1,361         1,278
          Valuation allowance.......................................     (1,361)       (1,278)
                                                                        -------       -------
                                                                             --            --
                                                                        -------       -------
                                                                        $    --       $    --
                                                                        =======       =======

     C. The Company's income tax returns through taxable year ended December 31, 1996 have been examined by the tax authorities.

     D. As of June 30, 2000, the Company's unused investment tax credits and the tax effect of loss carryforwards amounted to approximately $1,214 and $343, respectively, and are available for future use through 2003 and 2004, respectively.

9. RELATED PARTY TRANSACTIONS

     A. Name and Relationship of Related Parties

  NAME AND RELATIONSHIP OF RELATED PARTIES             RELATIONSHIP WITH THE COMPANY
  ----------------------------------------             -----------------------------
Wah Lee Industrial Corp. (WAH LEE)...........  Its chairman is the supervisor of the Company
Delta Electronics Int. Ltd. (DELTA LTD.).....  Same chairman
Delta Electronics Inc. (DELTA INC.)..........  Same chairman

     B. Significant Related Party Transactions

  For the period

                                                                 FOR THE SIX MONTHS ENDED JUNE 30,
                                                                 ----------------------------------
                                                                      1999               2000
                                                                 ---------------    ---------------
                                                                 AMOUNT      %      AMOUNT      %
                                                                 -------    ----    -------    ----
    Sales
      DELTA INC. ..............................................   $ 86        3      $314        5
      WAH LEE..................................................     86        3       176       10
                                                                  ----      ---      ----      ---
                                                                  $172        6      $490       15
                                                                  ====      ===      ====      ===

                         OPTRONICS INTERNATIONAL CORP.

                                                                 FOR THE SIX MONTHS ENDED JUNE 30,
                                                                 ----------------------------------
                                                                      1999               2000
                                                                 ---------------    ---------------
                                                                 AMOUNT      %      AMOUNT      %
                                                                 -------    ----    -------    ----
    Purchases..................................................   $160        8      $  8       --
      DELTA LTD. ..............................................      2       --        --       --
                                                                  ----      ---      ----      ---
      DELTA INC. ..............................................   $162        8      $  8       --
                                                                  ====      ===      ====      ===

  At end of period

                                                                 DECEMBER 31,       JUNE 30,
                                                                     1999             2000
                                                                 -------------    -------------
                                                                 AMOUNT     %     AMOUNT     %
                                                                 ------    ---    ------    ---
    Receivable
      DELTA INC. ..............................................   $ 25       5     $272      20
      WAH LEE..................................................     21       4       59       5
                                                                  ----     ---     ----     ---
                                                                  $ 46       9     $331      25
                                                                  ====     ===     ====     ===
    Accounts payable -- DELTA LTD. ............................   $ 52      10     $  1      --
                                                                  ====     ===     ====     ===

d. Sales to related parties are based on normal selling prices. The collection period is 30-75 days after shipment for related parties and 15-60 days for other companies.

e. The payment terms for purchases from related parties are the same as those from other suppliers.

c. As of June 30, 1999, the Company sold certain machinery and equipment to DELTA INC. for $38 and generated a gain of $4.

10. FINANCIAL INSTRUMENTS

     The Company's financial instruments are carried at cost, which approximates their fair value and are listed as follows:

                                                 DECEMBER 31, 1999       JUNE 30, 2000
                                                 ------------------    ------------------
                                                 CARRYING     FAIR     CARRYING     FAIR
                                                  VALUE      VALUE      VALUE      VALUE
                                                 --------    ------    --------    ------
Assets
  Cash.........................................   $1,841     $1,841     $2,058     $2,058
  Restricted cash..............................      967        967      1,163      1,163
  Marketable securities........................    2,307      2,307         --         --
  Notes and accounts receivable -- net.........      476        476      1,330      1,330
  Prepaid long-term investment.................       --         --         --         --
  Refundable deposits..........................       41         41         51         51
Liabilities
  Notes and accounts payable...................      537        537      1,306      1,306
  Long-term debts (including current
     portion)..................................      506        506        388        388

11. COMMITMENTS AND CONTINGENT LIABILITIES

     A. In 1997 and 1999, the Company entered into loan agreements with Industrial Development Bureau, Ministry of Economic Affairs and Administration of Hsin-chu Science-based Industrial Park, respectively, for developing new products. Under the agreements, the loans are paid in installments starting

                         OPTRONICS INTERNATIONAL CORP.

one year after the prototypes are completed. In addition, the Company shall make quarterly payment for a period of three years equivalent to 2% of net sales as feedback fund starting when sales are generated from the new products begin. However, the total feedback fund should not be more than 30% of the loan.

     B. As of June 30, 2000, unused letters of credit aggregate about US$129 thousand and JPY 32,683 thousand.

12. SEGMENT INFORMATION

     The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." FSAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment, laser diode products.

  A. Foreign markets:

                                                                      FOR THE SIX MONTHS
                                                                        ENDED JUNE 30,
                                                                      ------------------
        AREA                                                           1999       2000
        ----                                                          -------    -------
        Asia........................................................  $1,234     $  907
        America.....................................................      94        762
        Europe......................................................      16        234
        Other.......................................................      --          7
                                                                      ------     ------
                                                                      $1,344     $1,910
                                                                      ======     ======

  B. Major customers

                                                                 FOR THE SIX MONTHS ENDED JUNE 30,
                                                                 ----------------------------------
                                                                      1999               2000
                                                                 ---------------    ---------------
        CUSTOMERS                                                AMOUNT      %      AMOUNT      %
        ---------                                                -------    ----    -------    ----
        A......................................................   $410       14      $ --       --
        B......................................................    400       13        --       --
        C......................................................     --       --       380       12
        D......................................................     --       --       314       10

  C. Geographic information. The Company's operations are entirely in the Republic of China.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On July 21, 2000, MRV Communications, Inc. (MRV) acquired approximately 99.9% of the outstanding capital stock of Optronics International Corp. (OIC), a Republic of China corporation, in exchange for approximately 4.0 million shares of MRV's common stock and warrants to purchase common stock. MRV's management has prepared the following unaudited pro forma condensed consolidated financial information to give effect to this acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to the OIC acquisition as if it had taken place at the beginning of each period. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000 gives effect to the OIC acquisition as if it had taken place on such date.

        The pro forma adjustments, which are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances, are applied to the historical financial statements of MRV and OIC. The OIC acquisition will be accounted for using the purchase method of accounting. MRV allocation of purchase price is based upon management's current estimates of the fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board No. 16. The purchase price allocations reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be different from the final allocation of the purchase price and such differences may be material. The Company expects to complete a valuation and other procedures during the fourth quarter of 2000.

        The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for both MRV and OIC. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what MRV's financial position or results of operations would actually have been had the OIC acquisition occurred on such dates or to project MRV's results of operation or financial position for any future period.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000

                                                                                            Pro Forma
                                                             MRV               OIC         Adjustments        Total
                                                           --------         --------       -----------       --------
                                                                                 (in thousands)
Current Assets:
  Cash and cash equivalents                                  45,207            2,058              --           47,265
  Restricted cash                                                --            1,163              --            1,163
  Short-term investments                                      3,427               --              --            3,427
  Accounts receivable                                        63,555            1,330              --           64,885
  Inventories                                                49,616            1,740              --           51,356
  Refundable income taxes                                        --               --              --               --
  Deferred income taxes                                       7,663               --              --            7,663
  Other current assets                                        5,872              126              --            5,998
                                                           --------         --------        --------         --------
       Total current assets                                 175,340            6,417              --          181,757
                                                           --------         --------        --------         --------
Property and Equipment, net                                  48,497            5,618           1,500 (1)       55,615

Other Assets:
  Goodwill and intangibles                                  321,764               --          93,092 (1)      414,856
  U.S. Treasury notes                                        95,014               --              --           95,014
  Investments in partner companies                           29,969               --              --           29,969
  Deferred income taxes                                       6,827               --              --            6,827
  Loan financing costs and other                              6,655              159              --            6,814
                                                           --------         --------        --------         --------
       Total assets                                         684,066           12,194          94,592          790,852
                                                           ========         ========        ========         ========
Current Liabilities
  Current maturities of financing lease obligation            1,097               --              --            1,097
  Current maturities of long-term debt                           --              259              --              259
  Accounts payable                                           33,485            1,306              --           34,791
  Accrued liabilities                                        21,744              753              --           22,497
  Short-term debt                                            78,801               --              --           78,801
  Income taxes payable                                          714               --              --              714
  Deferred revenue                                            1,293               --              --            1,293
                                                           --------         --------        --------         --------
       Total current liabilities                            137,134            2,318              --          139,452
                                                           --------         --------        --------         --------
Long-Term Liabilities
  Convertible debentures                                     90,000               --              --           90,000
  Capital lease obligations, net of current portion           1,589               --              --            1,589
  Long-term debt, net of current portion                         --              129              --              129
  Deferred income taxes                                       1,213               --              --            1,213
  Accrued pension                                                --              141              --              141
  Other long-term liabilities                                10,152               --              --           10,152
                                                           --------         --------        --------         --------
       Total long-term liabilities                          102,954              270              --          103,224
                                                           --------         --------        --------         --------
Minority Interests                                            2,599               --              --            2,599

Stockholders' Equity                                        441,379            9,606          (9,606)(1)      441,379
                                                                                             (20,000)(1)      (20,000)
                                                                                             124,198 (1)      124,198
                                                           --------         --------        --------         --------
                                                            441,379            9,606          94,592          545,577
                                                           --------         --------        --------         --------

                                                           --------         --------        --------         --------
Total liabilities and stockholders' equity                  684,066           12,194          94,592          790,852
                                                           ========         ========        ========         ========


See notes to unaudited pro forma condensed consolidated financial information

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE SIX MONTHS ENDED JUNE 30, 2000


                                                                                              Pro Forma
                                                                MRV              OIC         Adjustments            Total
                                                             --------         --------       -----------           --------
                                                                     (Amounts in thousands, except per share data)

                                                             --------         --------         --------            --------
Revenues, net                                                 139,007            3,207               --             142,214
                                                             --------         --------         --------            --------
Costs and Expenses
  Cost of goods sold                                           88,529            2,917               --              91,446
  Research and development                                     13,367              599               --              13,966
  Research and development of consolidated                     13,282               --               --              13,282
  development stage enterprises
  Selling, general and administrative expenses                 41,481              497               --              41,978
  Amortization of goodwill and other intangibles               13,069               --            9,309(2)           22,378
  Deferred compensation charges                                    --               --            7,200(3)            7,200
                                                             --------         --------         --------            --------
Operating (loss)                                              (30,721)            (806)         (16,509)            (48,036)
                                                             --------         --------         --------            --------

Interest expenses related to convertible notes                  2,803               --                                2,803

Other income (expense), net                                     1,125              224               --               1,349

Provision (credit) for income taxes                               883               --               --                 883

Minority interest                                                 332               --               --                 332
                                                             --------         --------         --------            --------
Net (loss)                                                    (33,614)            (582)         (16,509)            (50,705)
                                                             ========         ========         ========            ========
Basic and diluted net loss per share                            (0.56)                                                (0.79)
                                                             ========                                              ========
Weighted average shares outstanding used in basic and
diluted per shares calculation                                 59,839                             4,200(6)           64,039
                                                             ========                          ========            ========


 See notes to unaudited pro forma condensed consolidated financial information

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                                              Pro Forma
                                                               MRV               OIC         Adjustments            Total
                                                             --------         --------       -----------           --------
                                                                     (Amounts in thousands, except per share data)
                                                             --------         --------         --------            --------
Revenues, net                                                 288,524            4,807               --             293,331
                                                             --------         --------         --------            --------
Costs and Expenses
  Cost of goods sold                                          197,442            4,388               --             201,830
  Research and development                                     35,319            1,453               --              36,772
  Research and development of consolidated                         --               --               --                  --
  development stage enterprises
  Selling, general and administrative expenses                 71,756              771               --              72,527
  Amortization of goodwill and other intangibles                   --               --           18,618(4)           18,618
  Deferred compensation charges                                    --               --           11,480(5)           11,480
                                                             --------         --------         --------            --------
Operating (loss)                                              (15,993)          (1,805)         (30,098)            (47,896)
                                                             --------         --------         --------            --------
Interest expenses related to convertible notes                  4,500               --               --               4,500

Interest income, net                                            4,822              291               --               5,113

Provision (credit) for income taxes                            (2,153)              62               --              (2,091)

Minority interest                                                (610)              --               --                (610)
                                                             --------         --------         --------            --------
Net (loss)                                                    (12,908)          (1,576)         (30,098)            (44,582)
                                                             ========         ========         ========            ========


Basic and diluted net loss per share                            (0.24)                                                (0.77)
                                                             ========                                              ========
Weighted average shares outstanding used in basic and
diluted per shares calculation                                 53,920                             4,200(6)           58,120
                                                             ========                          ========            ========

 See notes to unaudited pro forma condensed consolidated financial information

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following adjustments were applied to MRV's historical financial statements and those of OIC to arrive at the pro forma financial information:

(1) The purchase price of OIC and the estimated allocation of the purchase price is summarized as follows (in thousands):

                                          OIC
                                        -------
Common stock                            103,198
Stock options                            20,000
Other costs                               1,000

                                        -------
                                        124,198
                                        =======

Allocation of purchase price -

  Net assets                              9,606
  Property, Plant and equipment           1,500
  Deferred Compensation                  20,000
  Goodwill and other intangibles         93,092

                                        -------
                                        124,198
                                        =======

(2) The pro forma adjustment is to record the amortization of goodwill related to the acquisition as if the transaction occurred on January 1, 2000. Goodwill recorded in relation to this acquisition was approximately $93.1 million and is being amortizated on a straight-line basis over 5 years or approximately $9.3 million for the six month period ended June 30, 2000

(3) The pro forma adjustment is to record deferred stock compensation related to the acquisition as if the transaction occurred on January 1, 2000. Deferred stock compensation recorded in relation to this acquisition was approximately $20.0 million and is being amortized over 4 years or approximately $7.2 million for the six month period ended June 30, 2000

(4) The pro forma adjustment is to record the amortization of goodwill related to the acquisition as if the transaction occurred on January 1, 1999. Goodwill recorded in relation to this acquisition was approximately $93.1 million and is being amortizated on a straight-line basis over 5 years or approximately $18.6 million for the year ended December 31, 1999

(5) The pro forma adjustment is to record deferred stock compensation related to the acquisition as if the transactions occurred on January 1, 1999. Deferred stock compensation recorded in relation to this acquisition was approximately $20.0 million and is being amortized over 4 years or approximately $11.5 million for the year ended December 31, 1999.

(6) Weighted average shares used to calculate pro forma basic and diluted net loss per share for the periods presented is computed using the weighted average number of common stock outstanding for the periods presented and the shares issued in conjunction with the acquisition as if such shares were outstanding at the beginning of each period presented.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 3, 2000

                                     MRV COMMUNICATIONS, INC.



                                     By:  /s/ EDMUND GLAZER
                                        ---------------------------------------
                                              Edmund Glazer
                                     Executive Vice President Finance and
                                     Administration and Chief Financial Officer





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